EXHIBIT 23.2

                                   CONSENT OF
                         MCKENNON, WILSON & MORGAN, LLP
                  INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


American Soil Technologies, Inc.
Pacoima, California

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 and in the related Prospectus, of our report dated February 14, 2008 relating to the consolidated financial statements of American Soil Technologies, Inc. as of September 30, 2007 which appears in the Annual Report on Form 10-KT, as amended, filed with the Securities and Exchange Commission on February 25, 2008.


/s/ McKennon, Wilson & Morgan, LLP
------------------------------------------
MCKENNON, WILSON & MORGAN, LLP

Irvine, California
Dated: February 28, 2008